Exhibit 10.14

ESCROW AGREEMENT

This Escrow Agreement is made and entered into as of the      day of             , 2015, by and among ViewTrade Securities, Inc., a Delaware corporation (the “Placement Agent”), CHINA CUSTOMER RELATIONS CENTERS, INC., a British Virgin Islands company (the “Company”) and SUNTRUST BANK, a Georgia banking corporation (the “Escrow Agent”).

R E C I T A L S:

A. The Company proposes to sell a minimum of 2,000,000 common shares of the Company, par value $0.001 (the “Shares”) and a maximum of 2,400,000 Shares of the Company at a price between $             and $             per share on a “best efforts, minimum/maximum” basis (the “Offering”).

B. The Company has retained the Placement Agent, as agent for the Company to sell the Shares in the Offering, and the Placement Agent has agreed to sell the Shares in the Offering as the Company’s agent. The Shares in the Offering are being registered under the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder

C. The Escrow Agent is willing to hold the proceeds of the Offering (the “Offering Proceeds”) in escrow pursuant to this Agreement.

NOW, THEREFORE, in consideration of the foregoing and the mutual covenants and agreements contained in this Agreement, it is hereby agreed as follows:

1. Establishment of the Escrow Agent. Contemporaneously herewith, the parties have established a non-interest-bearing account with the Escrow Agent, which escrow account is entitled “China Custom Relations Centers, Inc., IPO Escrow Account” (the “Escrow Account”). The Placement Agent will instruct its customers to transfer funds from their respective accounts directly to the Escrow Agent via wire transfer using the wire instructions below and will instruct other purchasers of the Shares to make checks payable to “SunTrust Bank – China Customer Relations Centers, Inc., IPO Escrow Account.” Any check received which is made payable to any party other than the Escrow Agent shall be returned to the purchaser who submitted the check and not accepted. The Escrow Agent shall have no responsibility for payments until such proceeds are actually received, clear through normal banking channels and constitute collected funds. The Escrow Agent shall have no duty to collect or seek to compel payment of any payments, except to place such proceeds or instruments representing such proceeds for deposit and payment through customary banking channels.

SunTrust Bank

ABA: 061000104

Account: 9443001321

Account Name: Escrow Services Richmond

Reference: China Customer Relations Centers Escrow

Attention: Matt Ward (804) 782-7182

2. Escrow Period. The escrow period (the “Escrow Period”) shall begin with the commencement of the Offering and shall terminate upon the earlier to occur of the following dates:

(a) the date on which the Escrow Agent confirms to the Company and the Placement Agent that the Escrow Agent has received in the Escrow Account gross proceeds of $            , representing the funds necessary to purchase the Shares (the “Investment Amount”);

(b)             , 2015; or

(c) the date on which the Placement Agent and the Company notify the Escrow Agent in writing that the Offering has been terminated.

During the Escrow Period, the Company is aware and understands that it is not entitled to any funds received into escrow and no amounts deposited in the Escrow Account shall become the property of the Company or any other entity, or be subject to the debts of the Company or any other entity.

3. Deposits into the Escrow Account. The Placement Agent agrees that it shall deliver to the Escrow Agent for deposit in the Escrow Account all monies received from purchasers of the Shares by noon of the next Business Day after receipt together with a written account of each sale, which account shall set forth, among other things, (i) the purchaser’s name and address, (ii) the number of Shares purchased by the purchaser, (iii) the amount paid therefor by the purchaser, (iv) whether the consideration received from the purchaser was in the form of a check, draft or money order, (v) the purchaser’s social security or tax identification number and (vi) such other information as will enable the Escrow Agent to attribute to a particular purchaser all proceeds received by the Escrow Agent. For purposes of this Agreement, “Business Day” shall mean any day other than a Saturday, Sunday or any other day on which the Escrow Agent located at the notice address set forth in Section 12 is authorized or required by law or executive order to remain closed. The Escrow Agent agrees to hold all monies so deposited in the Escrow Account (the “Escrow Amount”) in escrow in accordance with the terms hereof until authorized to disburse such monies under the terms of this Agreement.

4. Disbursements from the Escrow Account. In the event the Escrow Agent has not received the Investment Amount prior to the termination of the Escrow Period, or if the Placement Agent and the Company notify the Escrow Agent that the Offering has been terminated, the Escrow Agent shall promptly refund to each purchaser the amount held in the Escrow Account for such purchaser, without payment of interest to the purchaser, and the Escrow Agent shall notify the Company and the Placement Agent of its distribution of the funds. The Offering Proceeds returned to each purchaser shall be free and clear of any and all claims of the Company or any of their creditors.

In the event the Escrow Agent has received the Investment Amount prior to termination of the Escrow Period, on the Closing Date (as defined in Section 8) or as soon as practicable thereafter, the Escrow Agent shall disburse the Escrow Amount pursuant to the provisions of Section 6, provided, however, in no event will the Escrow Amount be released to the Company until such amount is received by the Escrow Agent in collected funds. For purposes of this Agreement, the term “collected funds” shall mean all funds, including fed funds, received by the Escrow Agent which have cleared normal banking channels.

5. Collection Procedure.

(a) The Escrow Agent is hereby authorized to deposit each check in the Escrow Account.

(b) In the event any check paid by a purchaser and deposited in the Escrow Account shall be returned, the Escrow Agent shall notify the Placement Agent by telephone of such occurrence and advise it of the name of the purchaser, the amount of the check returned, and any other pertinent information. The Escrow Agent shall then transmit the returned check directly to the purchaser and shall transmit the statement previously delivered by the Placement Agent relating to such purchase to the Placement Agent.

(c) If the Escrow Agent receives written notice from the Company or the Placement Agent, as applicable, that the Company or the Placement Agent, as applicable, has rejected any purchase of Shares for which the Escrow Agent has already collected funds, the Escrow Agent shall promptly issue a refund check to the rejected purchaser. If the Escrow Agent receives written notice from the Company or the Placement Agent, as applicable, that the Company or the Placement Agent, as applicable, has rejected any purchase of Shares for which the Escrow Agent has not yet collected funds but has submitted the purchaser’s check for collection, the Escrow Agent shall promptly issue a check in the amount of the purchaser’s check to the rejected purchaser after the Escrow Agent has cleared such funds. If the Escrow Agent receives written notice from the Company or the Placement Agent, as applicable, that the Company or the Placement Agent, as applicable, has rejected any purchase of Shares for which the Escrow Agent has not yet submitted the rejected purchaser’s check for collection, the Escrow Agent shall promptly remit the purchaser’s check directly to the purchaser.

6. Delivery of Escrow Account.

In the event that the Escrow Agent receives the Investment Amount prior to the termination of the Escrow Period as provided in Section 4, then on or prior to the Closing Date (as defined in Section 8 of this Agreement), the Placement Agent and the Company shall provide the Escrow Agent with a statement, executed by each party, containing the following information:

(i) The total number of Shares sold by the Placement Agent directly to purchasers and a list containing the name of each purchaser, and the number of Shares purchased by such purchaser, and specification of the manner in which the Shares will be issued by the Company; and

(ii) A calculation by the Placement Agent and the Company as to the manner in which the Escrow Account should be distributed to the Company and the Placement Agent and in the event of oversubscription or rejection of certain purchasers, the aggregate amount to be returned to individual purchasers and a listing of the exact amount to be returned to each such purchaser. The Escrow Agent shall hold the Escrow Account and distribute it in accordance with the above-described statement on the Closing Date (or as soon as practicable thereafter) or such later date that it receives the above-described statement (or as soon as practicable thereafter).

7. Non-Investment of Escrow Account. The Escrow Agent shall deposit funds received from purchasers in the Escrow Account. The Escrow Agent shall invest all funds held pursuant to this Agreement in the SunTrust Non-Interest Deposit Option. As of the date of this Escrow Agreement, the investments in the SunTrust Non-Interest Deposit Option are insured, subject to the applicable rules and regulations of the Federal Deposit Insurance Corporation (the “FDIC”), in the standard FDIC insurance amount of $250,000, including principal and accrued interest. Deposits in the SunTrust Non-Interest Deposit Option are not secured. The SunTrust Non-Interest Deposit Option is more fully described in materials, which have been furnished to the Company and the Placement Agent by the Escrow Agent, and the Company and the Placement Agent acknowledge receipt of such materials from the Escrow Agent.

8. Closing Date. The “Closing” shall be the date of closing of the Offering, and the “Closing Date” shall be the date on or subsequent to the date on which the Escrow Agent has received the Investment Amount that is designated by the Placement Agent and the Company as the Closing Date and is set forth in written notice to the Escrow Agent signed by the Placement Agent and the Company. Anything herein to the contrary notwithstanding, the Closing Date shall not be the date on which the Escrow Agent has received the Investment Amount unless such Investment Amount has been actually received and cleared through normal banking channels and constitutes collected funds on or prior to 3:00 EST on such date. The Escrow Agent shall be entitled to assume conclusively and without inquiry that the Closing Date has not occurred until it receives such written notice.

9. Compensation of Escrow Agent. The Company agrees to pay to the Escrow Agent compensation, and to reimburse the Escrow Agent for costs and expenses, all in accordance with the provisions of Exhibit B hereto, which is incorporated herein by reference and made a part hereof. The fee agreed upon for the services rendered hereunder is intended as full compensation for the Escrow Agent’s services as contemplated by this Agreement; provided, however, that in the event that the conditions for the disbursement of funds are not fulfilled, or the Escrow Agent renders any service not contemplated in this Agreement, or there is any assignment of interest in the subject matter of this Agreement or any material modification hereof, or if any dispute or controversy arises hereunder, or the Escrow Agent is made a party to any litigation pertaining to this Agreement or the subject matter hereof, then the Company agrees to compensate the Escrow Agent for such extraordinary services and reimburse the Escrow Agent for all costs and expenses, including reasonable attorneys’ fees and expenses, occasioned by any such event. The provisions of this section shall survive the termination of this Agreement and any resignation or removal of the Escrow Agent.

10. Disbursement into Court. If, at any time, there shall exist any dispute between the Company, the Placement Agent and/or the purchasers with respect to the holding or disposition of any portion of the Escrow Amount or any other obligations of the Escrow Agent hereunder, or if at any time the Escrow Agent is unable to determine, to the Escrow Agent’s sole satisfaction, the proper disposition of any portion of the Escrow Amount or the Escrow Agent’s proper actions with respect to its obligations hereunder, or if the Company and the Placement Agent have not within 30 days of the furnishing by the Escrow Agent of a notice of resignation appointed a successor Escrow Agent to act hereunder, then the Escrow Agent may, in its sole discretion, take either or both of the following actions:

(a) suspend the performance of any of its obligations under this Escrow Agreement until such dispute or uncertainty shall be resolved to the sole satisfaction of the Escrow Agent or until a successor Escrow Agent shall have been appointed (as the case may be); provided however, that the Escrow Agent shall continue to hold the Escrow Amount in accordance with Section 7 hereof; and/or

(b) petition (by means of an interpleader action or any other appropriate method) any court of competent jurisdiction in Richmond, Virginia, for instructions with respect to such dispute or uncertainty, and pay into court all funds held by it in the Escrow Account for holding and disposition in accordance with the instructions of such court. Upon such payment into court, the Escrow Agent shall be discharged from all further duties under this Agreement; provided, however, that any such action of the Escrow Agent shall not deprive the Escrow Agent of its compensation and right to reimbursement of expenses hereunder arising prior to such action and discharge of the Escrow Agent of its duties hereunder. The Company and the Placement Agent jointly and severally agree to pay all costs and expenses of the Escrow Agent incurred in connection with such interpleader action or other action taken pursuant to this Section 10.

The Escrow Agent shall have no liability to the Company, the Placement Agent or any other person with respect to any such suspension of performance or disbursement into court, specifically including any liability or claimed liability that may arise, or be alleged to have arisen, out of or as a result of any delay in the disbursement of funds held in the Escrow Account or any delay in or with respect to any other action required or requested of the Escrow Agent. Notwithstanding the preceding, the Escrow Agent may in its discretion obey the order, judgment, decree or levy of any court, whether with or without jurisdiction, or of any agency of the United States or any political subdivision thereof, or of any agency of any State of the United States or of any political subdivision of any thereof, or of any foreign jurisdiction, and the Escrow Agent is hereby authorized in its sole discretion to comply with and obey any such orders, judgments, decrees or levies. The rights of the Escrow Agent under this sub-paragraph are cumulative of all other rights which it may have by law or otherwise.

11. Duties and Rights of the Escrow Agent. The foregoing agreements and obligations of the Escrow Agent are subject to the following provisions:

(a) This Agreement expressly and exclusively sets forth the duties of the Escrow Agent with respect to any and all matters pertinent hereto, which duties shall be deemed purely ministerial in nature, and no implied duties or obligations shall be read into this Agreement against the Escrow Agent. The Escrow Agent shall in no event be deemed to be a fiduciary to the Company, the Placement Agent, the purchasers or proposed purchasers of the Shares, or any other person or entity under this Agreement. The permissive rights of the Escrow Agent to do things enumerated in this Agreement shall not be construed as duties. In performing its duties under this Agreement, or upon the claimed failure to perform its duties, the Escrow Agent shall not be liable for any damages, losses or expenses other than damages, losses or expenses which have been finally adjudicated by a court of competent jurisdiction to have directly resulted from the Escrow Agent’s willful misconduct or gross negligence. In no event shall the Escrow Agent be liable for incidental, indirect, special, consequential or punitive damages of any kind whatsoever (including but not limited to lost profits), even if the Escrow

Agent has been advised of the likelihood of such loss or damage and regardless of the form of action. The Escrow Agent shall not be responsible or liable for the failure of the Company or the Placement Agent to perform in accordance with this Agreement. The Escrow Agent shall have no liability with respect to the transfer or distribution of any funds affected by the Escrow Agent pursuant to wiring or transfer instructions provided to the Escrow Agent in accordance with the provisions of this Agreement. The Escrow Agent shall not be obligated to take any legal action or to commence any proceedings in connection with this Agreement or any property held hereunder or to appear in, prosecute or defend in any such legal action or proceedings.

(b) No provision of this Agreement shall require the Escrow Agent to risk or advance its own funds or otherwise incur any financial liability or potential financial liability in the performance of its duties or the exercise of its rights under this Agreement.

(c) This Agreement constitutes the entire agreement between the Escrow Agent, the Company and the Placement Agent in connection with the subject matter of this Agreement, and no other agreement entered into by the Company or the Placement Agent related to the subject matter of this Agreement, shall be considered as adopted or binding, in whole or in part, upon the Escrow Agent notwithstanding that any such other agreement may be deposited with the Escrow Agent or the Escrow Agent may have knowledge thereof.

(d) The Escrow Agent shall in no way be responsible for nor shall it be its duty to notify the Company, the Placement Agent or any other person or entity interested in this Agreement of any payment required or maturity occurring under this Agreement or under the terms of any instrument deposited herewith unless such notice is explicitly provided for in this Agreement.

(e) The Escrow Agent shall be protected in acting upon any written instruction, notice, request, waiver, consent, certificate, receipt, authorization, power of attorney or other paper or document which the Escrow Agent in good faith believes to be genuine and what it purports to be, including, but not limited to, items directing investment or non-investment of funds, items requesting or authorizing release, disbursement or retainage of the subject matter of this Agreement and items amending the terms of this Agreement. The Escrow Agent shall be under no duty or obligation to inquire into or investigate the validity, accuracy or content of any such notice, request, waiver, consent, certificate, receipt, authorization, power of attorney or other paper or document. The Escrow Agent shall have no duty or obligation to make any formulaic calculations of any kind hereunder.

(f) The Escrow Agent may execute any of its powers and perform any of its duties hereunder directly or through affiliates or agents. The Escrow Agent shall be entitled to seek the advice of legal counsel with respect to any matter arising under this Agreement and the Escrow Agent shall have no liability and shall be fully protected with respect to any action taken or omitted pursuant to the advice of such legal counsel. The Company shall promptly pay, upon demand by the Escrow Agent, the reasonable and documented fees and expenses of any such legal counsel.

(g) The Company represents and warrants to the Escrow Agent that there is no security interest in or lien on the Offering Proceeds or the earnings thereon or any part of the Offering Proceeds or such earnings; no financing statement under the Uniform Commercial Code of any jurisdiction or any comparable document is on file in any jurisdiction of the United States or any State thereof or of any foreign jurisdiction claiming a security interest in or describing, whether specifically or generally, the Offering Proceeds or the earnings thereon or any part of the Offering Proceeds or such earnings; and the Escrow Agent shall have no responsibility at any time to ascertain whether or not any security interest exists in the Offering Proceeds or the earnings thereon or any part of the Offering Proceeds or such earnings or to file any financing statement under the Uniform Commercial Code of any jurisdiction with respect to the Offering Proceeds, the earnings thereon or any part thereof.

(h) The Escrow Agent may resign at any time from its obligations under this Agreement by providing written notice to the Company and the Placement Agent. Such resignation shall be effective on the date set forth in such written notice, which shall be no earlier than thirty (30) days after such written notice has been furnished. In such event, the Company and the Placement Agent shall promptly appoint a successor escrow agent. In the event no successor escrow agent has been appointed on or prior to the date such resignation is to become effective, the Escrow Agent shall be entitled to tender into the custody of any court of competent jurisdiction all funds and other property then held by the Escrow Agent hereunder and the Escrow Agent shall thereupon be relieved of all further duties and obligations under this Agreement; provided, however, that any such action of the Escrow Agent shall not deprive the Escrow Agent of its compensation and right to reimbursement of expenses hereunder arising prior to such action and discharge of the Escrow Agent of its duties hereunder. The Escrow Agent shall have no responsibility for the appointment of a successor escrow agent hereunder.

(i) Any entity into which the Escrow Agent may be merged or converted or with which it may be consolidated, or any entity to which all or substantially all the escrow business of the Escrow Agent may be transferred, shall be the Escrow Agent under this Agreement without further act.

(j) The Company and the Placement Agent agree to jointly and severally indemnify, defend and hold harmless the Escrow Agent and each of the Escrow Agent’s officers, directors, agents and employees (the “Indemnified Parties”) from and against any and all losses, liabilities, claims, damages, expenses and costs (including, without limitation, attorneys’ fees and expenses) of every nature whatsoever (collectively, “Losses”) which any such Indemnified Party may incur and which arise directly or indirectly from this Agreement or which arise directly or indirectly by virtue of the Escrow Agent’s undertaking to serve as Escrow Agent hereunder; provided, however, that no Indemnified Party shall be entitled to indemnity with respect to Losses that have been finally adjudicated by a court of competent jurisdiction to have been directly caused by such Indemnified Party’s gross negligence or willful misconduct. The provisions of this section shall survive the termination of this Agreement and any resignation or removal of the Escrow Agent.

(k) The Company and the Placement Agent acknowledge that the Escrow Agent is serving as escrow agent for the limited purposes set forth herein and represent, covenant and warrant to the Escrow Agent that no statement or representation, whether oral or in writing, has been or will be made to any purchaser or potential purchaser of the Shares to the effect that the Escrow Agent has investigated the desirability or advisability of investment in the Shares or approved, endorsed or passed upon the merits of such investment or is otherwise involved in any manner with the transactions contemplated hereby, other than as escrow agent under this Agreement. It is further agreed that neither the Company nor the Placement Agent shall not use or permit the use of the name “SunTrust,” “SunTrust Bank,” “SunTrust Banks, Inc.” or any variation thereof in any sales presentation, placement or offering memorandum or literature pertaining directly or indirectly to the Offering except strictly in the context of the duties of the Escrow Agent as escrow agent under this Agreement. Any breach or violation of the paragraph shall be grounds for immediate termination of this Agreement by the Escrow Agent.

(l) The Escrow Agent shall have no duty or responsibility for determining whether the Shares or the offer and sale thereof conform to the requirements of applicable Federal or state securities laws, including but not limited to the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended or the securities laws of any foreign jurisdiction. The Company and the Placement Agent represent and warrant to the Escrow Agent that the Shares and the Offering will comply in all respects with applicable Federal and state securities laws and all applicable securities laws of foreign jurisdictions and further represent and warrant that the Company and the Placement Agent have obtained and acted upon the advice of legal counsel with respect to such compliance with applicable Federal and state securities laws and applicable foreign jurisdiction securities laws. The Company and the Placement Agent acknowledge that the Escrow Agent has not participated in the preparation or review of any sales or offering material relating to the Offering or the Shares. In addition to any other indemnities provided for in this Agreement, the Company and the Placement Agent jointly and severally agree to defend, indemnify and hold harmless the Indemnified Parties from and against any and all Losses incurred by any of the Indemnified Parties which directly or indirectly arise from any violation or alleged violation of any Federal or state securities laws or the securities laws of any applicable foreign jurisdiction; provided, however, that no Indemnified Party shall have the right to be indemnified hereunder with respect to any Losses that have been finally adjudicated by a court of competent jurisdiction to have been directly caused by such Indemnified Party’s gross negligence or willful misconduct. The Company and the Placement Agent hereby agree that the indemnifications and protections afforded the Escrow Agent and the other Indemnified Parties in this section shall survive the termination of this Agreement and any resignation or removal of the Escrow Agent.

(m) The Escrow Agent and any director, officer or employee of the Escrow Agent may become pecuniarily interested in any transaction in which the Company or the Placement Agent may be interested and may contract and lend money to the Company and the Placement Agent and otherwise act as fully and freely as though it were not escrow agent under this Agreement. Nothing herein shall preclude the Escrow Agent from acting in any other capacity for the Company or the Placement Agent.

12. Notices. It if further agreed as follows:

(a) All notices given hereunder will be in writing, served by registered or certified mail, return receipt requested, postage prepaid, or by hand-delivery, to the parties at the following addresses:

to the Company:

China Customer Relations Centers, Inc.

1366 Zhongtianmen Dajie

Xinghuo Science and Technology Park

High-tech Zone, Taian City

Shandong Province

People’s Republic of China 271000

Attention: Gary Wang, Chief Executive Officer

Phone:

Email: ccrcir@163.com

to the Placement Agent:

ViewTrade Securities, Inc.

7280 West Palmetto Park Rd., Suite 105

Boca Raton, FL 33433

Attention: Doug Aguilla

Phone: 561-620-0306 ext 128

Email: dougagui@viewtrade.com

with copy to:

Haneberg, PLC

310 Granite Ave.

Richmond, Virginia 23226

Attention: Bradley A. Haneberg, Esq.

Phone: 804-814-2209

Email: brad@haneberg.us

to the Escrow Agent:

SunTrust Bank

Attn: Escrow Services

919 East Main Street, 7th Floor

Richmond, Virginia 23219

Client Manager: Matthew Ward, Vice President

Phone: 804-782-7182

Facsimile: 804-225-7141

Email: Matthew.Ward@Suntrust.com

Any party hereto may unilaterally designate a different address by giving notice of each change in the manner specified above to each other party hereto. Notwithstanding anything to the contrary herein provided, the Escrow Agent shall not be deemed to have received any notice, request, report or other communication hereunder prior to the Escrow Agent’s actual receipt thereof.

13. Miscellaneous.

(a) This Agreement shall be binding upon, inure to the benefit of and be enforceable by the parties hereto and their respective successors and permitted assigns; provided, however, that except as provided in Section 11(i) neither this Agreement nor any rights or obligations hereunder may be assigned by any party hereto without the express written consent of the other party hereto.

(b) If any provision of this Agreement, or the application thereof, is for any reason held to any extent to be invalid, illegal or unenforceable, then the remainder of this Agreement and the application thereof will nevertheless remain in full force and effect so long as the economic and legal substance of the transactions contemplated by this Agreement are not affected in any manner materially adverse to any party hereto. Upon such determination that any provision is invalid, illegal or unenforceable, the parties hereto agree to replace such provision with a valid, legal and enforceable provision that will achieve, to the maximum extent legally permissible, the economic, business and other purposes of such provision.

(c) This Agreement shall be construed and governed by the applicable laws of the Commonwealth of Virginia.

(d) This Agreement may not be modified except in writing signed by the parties hereto.

(e) All demands, notices, approvals, consents, requests and other communications hereunder shall be given in the manner provided in this Agreement.

(f) This Agreement may be executed in one or more counterparts, and if executed in more than one counterpart, the executed counterparts shall together constitute a single instrument.

(g) This Agreement shall terminate and the Escrow Agent shall be discharged of all responsibilities hereunder at such time as the Escrow Agent shall have disbursed all Offering Proceeds and any earnings thereon in accordance with the provisions of this Agreement; provided, however, that the provisions of Sections 9, 10 and 11 hereof shall survive any termination of this Agreement and any resignation or removal of the Escrow Agent.

(h) Contemporaneously with the execution and delivery of this Agreement and, if necessary, from time to time thereafter, the Company and the Placement Agent shall execute and deliver to the Escrow Agent a Certificate of Incumbency substantially in the form of Exhibit A hereto (a “Certificate of Incumbency”) for the purpose of establishing the identity and authority of persons entitled to issue notices, instructions or directions to the Escrow Agent on behalf of the Company and the

Placement Agent. Until such time as the Escrow Agent shall receive an amended Certificate of Incumbency replacing any Certificate of Incumbency theretofore delivered to the Escrow Agent, the Escrow Agent shall be fully protected in relying, without further inquiry, on the most recent Certificate of Incumbency furnished to the Escrow Agent.

[China Customer Relations Centers, Inc. Escrow Agreement Execution Page Follows]

[China Customer Relations Center, Inc. Escrow Agreement Execution Page]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed in their respective names, all as of the date first above written.

VIEWTRADE SECURITIES INC.

By:
Doug Aguilla
Director, Investment Banking

CHINA CUSTOMER RELATIONS CENTER, INC.

By:
Name:	Gary Wang
Title:	Chief Executive Officer

SUNTRUST BANK

By:
Name:
Title:

EXHIBIT A

Certificate of Incumbency

(List of Authorized Representatives)

Client Name:

As an Authorized Officer of the above referenced entity, I hereby certify that each person listed below is an authorized signor for such entity, and that the title and signature appearing beside each name is true and correct.

Name	Title	Signature	Contact Number
( )

IN WITNESS WHEREOF, this certificate has been executed by a duly authorized officer on:

.
Date

By:

Name (print):

Its:

EXHIBIT

SunTrust Bank, as Escrow Agent

Schedule of Fees & Expenses

Acceptance/Legal Review Fee:	$600.00 – one time only payable at the time of signing the Escrow Agreement

(Fee is waived if no legal review is needed)

The Legal Review Fee includes review of all related documents and accepting the appointment of Escrow Agent on behalf of SunTrust Bank. The fee also includes setting up the required account(s) and accounting records, document filing, and coordinating the receipt of funds/assets for deposit to the Escrow Account. This is a one-time fee payable upon execution of the Escrow Agreement. As soon as SunTrust Bank’s attorney begins to review the Escrow Agreement, the legal review fee is subject to payment regardless if the Parties decide to appoint a different escrow agent or a decision is made that the Escrow Agreement is not needed.

Administration Fee:	$3,500 – payable at the time of signing the Escrow Agreement and on the anniversary date thereafter, if applicable

The Administration Fee includes providing routine and standard services of an Escrow Agent. The fee includes administering the escrow account, performing investment transactions, processing cash transactions (including wires and check processing), disbursing funds in accordance with the Agreement (note any pricing considerations below), and providing trust account statements to the Parties for a twelve (12) month period. If the account remains open beyond the twelve (12) month term, the Parties will be invoiced each year on the anniversary date of the execution of the Escrow Agreement. Extraordinary expenses, including legal counsel fees, will be billed as out-of-pocket. The Administration Fee is due upon execution of the Escrow Agreement. The fees shall be deemed earned in full upon receipt by the Escrow Agent, and no portion shall be refundable for any reason, including without limitation, termination of the agreement.

Out-of-Pocket Expenses: At Cost

Out-of-pocket expenses such as, but not limited to, postage, courier, overnight mail, wire transfer, travel, legal (out-of-pocket to counsel) or accounting, will be billed at cost.

Note: This fee schedule is based on the assumption that the escrowed funds will be invested in one of the SunTrust Deposit Options. If any other investment options are chosen, this fee schedule will become subject to change.